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                [STRADLEY RONON STEVENS & YOUNG, LLP LETTERHEAD]


                               September 27, 2002

The UBS Funds
One North Wacker Drive
Chicago, IL  60606


     Re: LEGAL OPINION - SECURITIES ACT OF 1933
         --------------------------------------

Ladies and Gentlemen:

     We have examined the Agreement and Declaration of Trust, as amended (the "Declaration of Trust") of the The UBS Funds (formerly, The Brinson Funds) (the "Trust"), a business trust organized under the laws of the State of Delaware on August 9, 1993, the By-Laws of the Trust and the resolutions adopted by the Trust's Board of Trustees organizing the business of the Trust, all as amended to date, and the various pertinent proceedings that we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 (the "Investment Company Act") and the Securities Act of 1933 (the "Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

     The Trust is authorized by its Declaration of Trust to issue an unlimited number of shares of beneficial interest with a par value of $0.001 per share. The Trust issues shares of the series designated as the UBS Emerging Markets Debt Fund (formerly, Emerging Markets Debt Fund), UBS Emerging Markets Equity Fund (formerly, Emerging Markets Equity Fund), UBS Global Allocation Fund (formerly, UBS Global Balanced Fund and Global Balanced Fund), UBS Global Bond Fund (formerly, Global Bond Fund), UBS Global Equity Fund (formerly, Global Equity Fund), UBS High Yield Fund (formerly, High Yield Fund), UBS International Equity Fund (formerly, International Equity Fund), UBS U.S. Balanced Fund (formerly, U.S. Balanced Fund), UBS U.S. Bond Fund (formerly, U.S. Bond Fund), UBS U.S. Equity Fund (formerly, U.S. Equity Fund), UBS U.S. Large Cap Equity Fund (formerly, U.S. Large Cap Equity Fund), UBS U.S. Large Cap Growth Fund (formerly, U.S. Large Cap Growth Fund), UBS U.S. Real Estate Equity Fund (formerly, U.S. Real Estate Equity Fund), UBS U.S. Small Cap Equity Fund (formerly, U.S. Small Cap Equity Fund), UBS U.S. Small Cap Growth Fund (formerly, U.S. Small Cap Growth Fund) and UBS U.S. Value Equity Fund (formerly, U.S. Value Equity Fund).

     The Declaration of Trust designates, or authorizes the Trustees to designate, one or more series or classes of shares of the Trust, and allocates, or authorizes the Trustees to

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The UBS Funds
September 27, 2002
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allocate, shares of beneficial interest to each such series or class. The
Declaration of Trust also empowers the Trustees to designate any additional series or classes and allocate shares to such series or classes.

     The Trust has filed with the U.S. Securities and Exchange Commission (the "Commission"), a Registration Statement under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Rule 24f-2 under the Investment Company Act. You have further advised us that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 perfecting the registration of the shares sold by the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

     You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust's usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

     Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting trust under the laws of the State of Delaware, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Declaration of Trust, and subject to compliance with Rule 24f-2, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Trust, and any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                        Very truly yours,

                                        STRADLEY, RONON, STEVENS & YOUNG, LLP


                                        BY:  /s/ Mark A. Sheehan
                                             -----------------------------
                                             Mark A. Sheehan, a Partner